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                                                                    Exhibit 4.8

                              CERTIFICATE OF TRUST
                                       OF
                                IDACORP TRUST III

                  THIS CERTIFICATE OF TRUST of IDACORP Trust III (the "Trust"), dated as of September 24, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

                  (i) Name. The name of the business trust formed hereby is IDACORP Trust III.

                  (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:

                  Bankers Trust (Delaware)
                  E.A. Delle Donne Corporate Center
                  Montgomery Building
                  1101 Centre Road, Suite 200
                  Wilmington, DE 19805-1266

                  (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

                  (iv) Effective Date. This Certificate of Trust shall be effective as of its filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                Bankers Trust Company, not in its individual capacity but solely as Trustee


                                By:  /s/ James C. McDonough
                                    -----------------------------------
                                    Name:   James C. McDonough
                                    Title:  Vice President

                                Bankers Trust (Delaware), not in its individual capacity but solely as Trustee

                                By:  /s/ M. Lisa Wilkins
                                    -----------------------------------
                                    Name:   M. Lisa Wilkins
                                    Title:  Assistant Secretary

                                     /s/ J. LaMont Keen
                                    -----------------------------------
                                J. LaMont Keen, not in his individual capacity but solely as Trustee